                                                                     EXHIBIT 3.5

                         GENERAL NUTRITION, INCORPORATED

                                    * * * * *

                                  B Y - L A W S

                                    * * * * *

                                    ARTICLE I
                                     OFFICES

         Section 1. The registered office shall be located in the City of Philadelphia, Commonwealth of Pennsylvania.

         Section 2. The commercial registered office provider county for official publication and venue purposes is CT Corporation System, located at 1635 Market Street, Philadelphia, PA 19103.

         Section 3. The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of the shareholders shall be held at such place within or without the Commonwealth, as may be from time to time fixed or determined by the board of directors. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or other electronic technology by means of which all persons participating in the meeting may hear each other.

         Section 2. An annual meeting of the shareholders, commencing with the year 2004, shall be held on the first Monday of July, when they shall elect by a majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president, or a majority of the board of directors, or the holders of not less than twenty percent of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

         Section 4. Written notice of every meeting of the shareholders shall be given to each shareholder entitled to vote thereat at least five days prior to the meeting, unless a greater period of notice is required by law.

         Section 5. Except as otherwise provided by law, the officer having charge of the transfer books for shares of the corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

         Section 7. There shall be a presiding officer at every meeting of the shareholders, to be appointed in accordance with these bylaws or otherwise in accordance with law. The presiding officer shall determine the order of business and have authority to establish rules for the conduct of the meeting. Any action by the presiding officer in adopting rules for, and in conducting a meeting shall be fair to the shareholders. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

         Section 8. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned only from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

         Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

         Section 10. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.

         Section 11. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his proxy. If there be three judges of election the decision, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.

         Section 12. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if prior to or subsequent to the meeting, a consent or consents thereto by all of the shareholders who would have been entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

         Any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the corporation. Such action shall not become effective until after at least ten days' notice of such action shall have been given to each shareholder of record entitled to vote thereon who has not consented thereto.

         In each election for directors, every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

                                   ARTICLE III
                                    DIRECTORS

         Section 1. The number of directors which shall constitute the whole board shall be no less than one (1) and no more than eight (8). The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the remaining number of the board, though less than a quorum and each person so elected shall be a director for the balance of the unexpired term.

         Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

         One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

         Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the board at a duly convened meeting, or by unanimous written consent.

         Section 4. Special meetings of the board may be called by the president on twenty (20) days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

         Section 5. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.

                                    ARTICLE V
                                   COMMITTEES

         Section 1. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in such resolution or in these by-laws, shall have and exercise the authority of the board of directors in the management of the business and affairs of the corporation except that a committee shall not have any power or authority as to the following: The submission to shareholders of any action requiring approval of shareholders under this subpart; the creation or filling of vacancies in the board of directors; the adoption, amendment or repeal of the bylaws; the amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board; action on matters committed by the bylaws or resolution of the board of directors exclusively to another committee of the board. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. The committees shall keep regular minutes of the proceedings and report the same to the board when required.

                                   ARTICLE VI
                            COMPENSATION OF DIRECTORS

         Section 1. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                   ARTICLE VII
                                     NOTICES

         Section 1. Notices to directors and shareholders shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to his postal address appearing on the books of the corporation or, in the case of directors, supplied by him to the corporation for the purpose of notice. Notice in the manner set forth above shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person. Notice may also be given by facsimile transmission, e-mail or other electronic communication to the person's facsimile number or address for e-mail or other electronic communications supplied by him to the corporation for the purpose of notice. Such facsimile or electronic notice shall be deemed given to the person entitled thereto when sent. A notice of meeting shall specify the day and hour and geographic location, if any, of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting.

         Section 2. Whenever any written notice is required to be given under the provisions of law or the articles or bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this section, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                  ARTICLE VIII
                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The president and secretary shall be natural persons of full age; the treasurer may be a corporation but, if a natural person, shall be of full age. The board of directors may also choose vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of the aforesaid offices may be held by the same person.

         Section 2. The board of directors, immediately after each annual meeting of shareholders, shall elect a president, who may, but need not be a director, and the board shall also annually choose a secretary and a treasurer who need not be members of the board.

         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         Section 6. If required by the board of directors, an officer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IX
                                  THE PRESIDENT

         Section 1. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 2. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                    ARTICLE X
                               THE VICE-PRESIDENTS

         Section 1. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE XI
                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 1. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

         Section 2. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE XII
                     THE TREASURER AND ASSISTANT TREASURERS

         Section 1. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 2. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 3. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE XIII
                             CERTIFICATES OF SHARES

         Section 1. The shares of the corporation shall be represented by a certificate or shall be uncertificated if so provided for in the by-laws. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be. If more than one class of shares is authorized, the certificate shall state that the corporation will furnish to any shareholder, upon request and without charge a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 1528 or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Every share certificate shall be signed by the president or vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

         Section 3. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

                                   ARTICLE XIV
                                LOST CERTIFICATES

         Section 1. The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken, certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

                                   ARTICLE XV
                               TRANSFERS OF SHARES

         Section 1. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE XVI
                            CLOSING OF TRANSFER BOOKS

         Section 1. The board of directors may fix a time, not more than ninety days, prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

                                  ARTICLE XVII
                             REGISTERED SHAREHOLDERS

         Section 1. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                  ARTICLE XVIII
                        GENERAL PROVISIONS DISTRIBUTIONS

         Section 1. Distributions upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation.

         Section 2. Before payment of any distributions, there may be set aside out of any funds of the corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XIX
                        FINANCIAL REPORT TO SHAREHOLDERS

         Section 1. The directors shall cause to be sent to the shareholders, within 120 days after the close of the fiscal year, a financial statement as of the closing date of the preceding fiscal year. Such financial statement shall include a balance sheet as of the close of such year, together with statements of income and expenses for such year, prepared so as to present fairly the corporation's financial condition and the results of its operations.

                                   ARTICLE XX
                                     CHECKS

         Section 1. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   ARTICLE XXI
                                   FISCAL YEAR

         Section 1. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  ARTICLE XXII
                                      SEAL

         Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE XXIII
                                   AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.